UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2013

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona		85251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 11, 2013, Scott Feldhacker, the chief executive officer of American Standard Energy Corp., a Delaware corporation (the “Company”), resigned from his position as a director of the Company’s board of directors (the “Board”), and Richard MacQueen, the president of the Company,  resigned from his position as a director of the Board.  Mr. Feldhacker and Mr. MacQueen will remain in the executive officer positions of chief executive officer and president, respectively.  Messrs. Feldhacker and MacQueen did not serve on any committees of the Board.  The resignations from the Board were not the result of any disagreements between Messrs. Feldhacker and MacQueen, solely in their capacities as directors, and the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the resignation letter of each of Mr. Feldhacker and Mr. MacQueen are filed hereto as Exhibits 17.1 and 17.2, respectively.

Effective February 12, 2013, J. Steven Person and H.H. Wommack, III accepted the nominations to be members of the Board.  At a meeting of the Board on February 5, 2013, the Board voted to increase the size of the Board from seven directors to nine directors in accordance with Section 3.3 of the Company’s bylaws.  Immediately following the increase in the size of the Board, the Company’s Board nominated Mr. Person and Mr. Wommack as directors of the Board to fill the two vacancies created by the increase in the size of Board in accordance with Section 3.5 of the Company’s bylaws.  Messrs. Person and Wommack accepted their nominations effective February 12, 2013.  As of the date of this filing, it has not yet been determined to which committees of the Board Mr. Wommack and Mr. Person will be named or are expected to be named.

Each of Mr. Wommack and Mr. Person are principals in Saber Oil, LLC, an entity that has executed a purchase agreement, dated February 6, 2013, with an affiliate entity of Randall Capps, a director of the Company, to purchase all of the Series A Cumulative Convertible Preferred Stock of the Company beneficially owned by such affiliate (the “Series A Preferred Stock Purchase”).  In connection with the Series A Preferred Stock Purchase, Randall Capps and his affiliate entities will grant a proxy to Saber Oil, LLC for the shares of common stock of the Company beneficially owned by Mr. Capps and each of his affiliates.  The foregoing transactions will close on or about February 18, 2013.

Effective February 12, 2013, Mr. Rusty Pickering and Mr. Michael Pedrotti accepted the nominations to be members of the Board.  Mr. Pickering and Mr. Pedrotti were nominated to the Board pursuant to the contractual right held by PWCM Master Fund Ltd. and Pentwater Equity Opportunities Master Fund Ltd. provided in Section 2.02 of the Second Amendment to the Note and Warrant Purchase Agreement of the Company, executed between ASEN 2 Corp, the Company, PWCM Master Fund Ltd. and Pentwater Equity Opportunities Master Fund Ltd.  As of the date of this filing, it has not yet been determined to which committees of the Board Mr. Pickering and Mr. Pedrotti will be named or are expected to be named.

Mr. Rusty Pickering is general counsel and chief compliance and corporate development officer of Chexar Networks, Inc.  Mr. Pedrotti is currently the chief executive officer of SV Energy Company, LLC and the chief executive officer and president of SV Resource Partners, LLC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

17.1	Feldhacker Resignation Letter

17.2	MacQueen Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2013

AMERICAN STANDARD ENERGY CORP.

By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer